FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/11/2023

Work Order Item Number:	W2023041100762-2833685
Filing Number:	20233118139
Filing Type:	Certificate of Correction
Filing Date/Time:	4/11/2023 10:08:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E29351862023-9

Entity Name: LQR House Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E:29351862023-9
	Filing Number 20233JJ 8139
Secretary of State State Of Nevada	Filed On 4/11/2023 10:08:00 AM
	Number of Pages I

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT • USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: LQR House Inc. Entity or Nevada Business Identification Number (NVID): E29351862023-9
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: 03/29/23
4. Description:	Description of inaccuracy or defect: The additional information section of the Certificate of Amendment and the first introductory paragraph of the Attachment incorrectly states that the Articles of Incorporation were filed January 26, 2023. There is also an extra word , "Articles" at the end of the second introductory paragraph of the Attachment.
5. Correction:	Correction of inaccuracy or defect: The date referenced in the additional information section of the Certificate of Amendment, and the first introductory paragraph of the Attachment, is replaced with "February 3, 2023". The word "Articles" after the second introductory paragraph of the Attachment is deleted.
6. Signature: (Required)	X Sean Dollinger 585120EFE0C0408... Signature — April 10, 2023 Date

This form must be accompanied by appropriate fees.